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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 19, 2009

Dear Fellow Stockholder:

        Amylin's Annual Meeting of Stockholders is only days away and your vote is extremely important—to ensure that your shares are represented, please use the BLUE proxy card to vote today by telephone or by Internet.

VOTE FOR A BOARD THAT WILL MAXIMIZE THE EXENATIDE ONCE WEEKLY OPPORTUNITY

        Following FDA approval, we believe Amylin's exenatide once weekly has the potential to transform the treatment of diabetes through its efficacy and convenient administration. To ensure that you benefit from this value opportunity, it is imperative that Amylin has the best possible Board of Directors—Directors with significant diabetes, regulatory and commercial experience.

VOTE FOR A BOARD THAT SUPPORTS CHANGE AND IS TAKING ACTION

        Amylin's Board of Directors is, and always has been, open to change and fresh perspectives. Eight out of 12 of our Director nominees will have joined since 2005, including two new independent Director nominees, Paul N. Clark, former Chairman, Chief Executive Officer and President of Icos Corp., and Paulo F. Costa, former President and Chief Executive Officer of Novartis U.S. Corp.

        Over the past six months, Amylin has:

  •
  Submitted to the FDA the New Drug Application (NDA) for exenatide once weekly, the first once-a-week treatment for type 2 diabetes.

  •
  Created a new specialty sales force approach to more effectively target the diabetes market while saving $45 million annually starting in 2010.

  •
  Implemented ExenatideOne, a single, integrated team located in San Diego, which will enable us to more efficiently market exenatide once weekly and improve our bottom line.

YOUR BOARD HAS A CLEARLY ARTICULATED STRATEGY FOR CREATING VALUE IN 2009 AND BEYOND

        Amylin expects to achieve:

  •
  New monotherapy label for BYETTA—recognizing it as a stand-alone therapy.

  •
  Receipt of FDA approval of exenatide once weekly.

  •
  Successful launch of exenatide once weekly.

  •
  Significantly enhanced cost efficiencies and improved operating results.

  •
  Positive cash flow by the end of 2010.

THE FUTURE OF YOUR INVESTMENT IS AT STAKE. WE BELIEVE THAT YOUR BOARD IS BEST QUALIFIED TO DELIVER SHAREHOLDER VALUE

        Amylin's Board and management have a proven track record of overseeing development and commercialization of two first-in-class products and have positioned Amylin to deliver a potentially transformational medicine. We are confident that Amylin's nominees have what your company needs to successfully launch exenatide once weekly—extensive experience in biopharmaceuticals and diabetes, valuable sales and marketing expertise and significant depth across all functional areas.

        We need your support to ensure that our plan to commercialize exenatide once weekly can proceed without disruption. Please vote the BLUE proxy today, by telephone or by Internet.

        Thank you for your support.

        On behalf of the Board of Directors,

Sincerely,

Daniel M. Bradbury President and Chief Executive Officer	James N. Wilson Lead Independent Director

The Annual Meeting is Fast Approaching—
Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about the last-minute voting of your shares, please contact the firm assisting us in the solicitation of proxies:

 INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (877) 717-3926
Banks and Brokers Call Collect: (212) 750-5833

 IMPORTANT

We urge you NOT to vote using any White or Gold proxy card sent to you by Icahn or Eastbourne, as doing so will revoke your vote on the BLUE proxy card. If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card to vote today.

 Since time is short, we encourage you to submit your proxy by telephone or by Internet, following the instructions on the enclosed BLUE proxy card.

About Amylin

        Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin's research and development activities leverage the Company's expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

Forward Looking Statements

        This letter contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA, SYMLIN or exenatide once weekly may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, such as the exenatide once weekly NDA mentioned in this letter, may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and additional risks and uncertainties are described more fully in the Company's most recently filed Form 10-K and Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements.

Additional Information and Where to Find It

        This letter may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Amylin has filed the definitive proxy statement with the Securities and Exchange Commission ("SEC") on April 20, 2009. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC's Web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

        Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information regarding the interests of Amylin's directors and executive officers in the proxy contest is included in Amylin's definitive proxy statement.

QuickLinks

VOTE FOR A BOARD THAT WILL MAXIMIZE THE EXENATIDE ONCE WEEKLY OPPORTUNITY
VOTE FOR A BOARD THAT SUPPORTS CHANGE AND IS TAKING ACTION
YOUR BOARD HAS A CLEARLY ARTICULATED STRATEGY FOR CREATING VALUE IN 2009 AND BEYOND
THE FUTURE OF YOUR INVESTMENT IS AT STAKE. WE BELIEVE THAT YOUR BOARD IS BEST QUALIFIED TO DELIVER SHAREHOLDER VALUE